David T.                                             Certified Public Accountant
    Thomson P.C.________________________________________________________________









                        CONSENT OF INDEPENDENT ACCOUNTANT




To the Board of Directors
Han Logistics, Inc.

I have issued my report dated March 1, 2002, accompanying the financial statements of Han Logistics, Inc. included in the Registration Statement Form SB-2 Amendment No. 3 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

David T. Thomson P.C.

/s/ David T. Thomson, P.C.
--------------------------


Salt Lake City, Utah
May 13, 2002






              P.O. Box 571605 - Murray, Utah 84175 - (801) 966-9481